Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Pari-Mutuel Services Enters into Non-Binding Agreement to Sell its
Royal Turf Club Subsidiaries

GPRM Opens Guernsey Office; Intends to Reincorporate and Change Fiscal Year

NEW YORK, March 1, 2011 – Global Pari-Mutuel Services, Inc. (Pink Sheets: GPRM.PK), a pari-mutuel gaming services provider, has signed a non-binding letter of intent to sell its Royal Turf Club (RTC) subsidiaries to a group of investors led by former GPRM chief executive officer, James Egide.

“The sale of the RTC businesses represents the true launch of Global Pari-Mutuel in its new form,” said R. Jarrett Lilien, chief executive officer, Global Pari-Mutuel Services, Inc. “Shedding these legacy businesses allows us to focus on our new destination, which is the intersection of the financial markets, gaming, and fantasy sports.”

The terms of the sale include the group led by Mr. Egide exchanging approximately 9 million shares of GPRM stock for 100 percent of the outstanding capital stock of Royal Turf Club, Inc. a Nevada corporation, and its associated subsidiary Royal Turf Club Limited, a St. Kitts and Nevis entity, and $1 million cash.  $200,000 of the cash is to be paid to the acquirer at the closing and an additional $200,000 is to be paid on the first day of the four months following the closing of the transaction.  Post-closing, GPRM will have approximately 9 million fewer shares outstanding, as Mr. Egide and his group’s shares are retired.  There can be no assurance that an agreement with respect to the sale of the Royal Turf Club subsidiaries will be entered into or, if entered into, will be consummated.

GPRM announces today its intent to change its state of incorporation from Nevada to Delaware, and to move from a calendar year-end based fiscal year, to a fiscal year ending September 30, beginning in 2011.  The company has also opened a new office in Guernsey, Channel Islands to serve as the operations and technology center for its new growth-oriented business initiatives as part of its global restructuring.

Lilien stated, “With these restructurings behind us and our recently announced exclusive agreement with Amtote, we are completely focused on delivering an innovative new financial markets-based technology product later this year.”

About Global Pari-Mutuel Services, Inc.
Global Pari-Mutuel Services Inc. is currently developing a new proprietary technology related to its pari-mutuel trading hub that will allow users to compete, using a system of pari-mutuel wagering, on the relative price movements of various financial instruments including stocks, bonds, and indices.  The company’s new products will be at the intersection of financial markets, gaming, and fantasy sports.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include but are not limited to statements with respect to the sale of the Royal Turf Club subsidiaries, timing of new product introductions, product development and delivery plans, and the distinctiveness of products. Such statements are based on the current expectations and certain assumptions of GPRM’s management, and are, therefore, subject to certain risks and uncertainties. A variety of factors, many of which are beyond GPRM's control, affect GPRM's operations, performance, business strategy and results and could cause the actual results to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements contained in this press release. More detailed information about the risk factors affecting GPRM performance is contained in GPRM filings with the SEC, which are available on the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect managements’ analyses only as of the date hereof.  GPRM neither intends to, nor assumes any obligation to, update or revise these forward-looking statements in light of developments that differ from those anticipated.

Media Relations Contacts
Danielle Killian, Killian Communications for Global Pari-Mutuel Services,
killiand@mac.com, 310.427.7889